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                                                                   EXHIBIT 1.1

                                 CERTIFICATE OF
                        PLUM CREEK TIMBER COMPANY, L.P.
                  AS TO PAYMENT OF ADDITIONAL REGISTRATION FEE

        PLUM CREEK TIMBER COMPANY, L.P. (the "Registrant") hereby certifies to the Securities and Exchange Commission that on October 22, 1996:

                (i) The Registrant has instructed its bank to wire transfer to the Securities and Exchange Commission the requisite filing fee of $930 in connection with its Registration Statement pursuant to Rule 462(b) filed on October 22, 1996;

                (ii)  The Registrant will not revoke such instructions;

                (iii) The Registrant has sufficient funds in the account in which the wire transfer will originate to cover the amount of the filing fee.

        The Registrant hereby undertakes to confirm on October 23, 1996 that its bank has received such instructions.

                                                PLUM CREEK TIMBER COMPANY, L.P.




                                          By: PLUM CREEK MANAGEMENT
                                                COMPANY, L.P.
                                              Its General Partner


                                                By: /s/ DIANE M. IRVINE
                                                   ----------------------------
                                                   Diane M. Irvine
                                                   Vice President and Chief
                                                     Financial Officer